Exhibit 99.1

China Organic Agriculture Expands on Guidance for Revenues and Profits Going Forward

Company to Pursue Senior Exchange Listing; Continued Corporate Initiatives Increasing Productivity at a Rapid Pace

China Organic Agriculture, Inc. (OTCBB:CNOA), a growth-driven agricultural and products company leading China's organic foods revolution, today announced that its new business model would continue to produce strong growth through 2008 and beyond. Recently China Organic Agriculture announced a 500% increase in forecast revenues and an over 400% increase in forecasted net income. Several key sales agreements signed by the Company have led to the sharp increase in forecast income. This has allowed the Company to significantly increase production and get more of its flagship product, green and organic rice, to market quickly. The Company is firmly committed to expanding operations and increasing earnings and has already set in motion several initiatives to expand capacity and extend its reach into other fast-growing economies in Asia. Given the progress the Company has made, the Company has determined to seek a listing on a more senior exchange.

"We are very comfortable and confident that our forecasted revenue and profit growth are right on target. At this time we are looking at several more initiatives that will allow our Company to continue a pattern of strong growth for several years to come. And, we expect to announce more positive developments in the coming weeks," said Huizhi Xiao, Chairman of China Organic Agriculture. "We are sure that our shareholders will be pleased with our current and future developments. It is our firm intention to move to a senior exchange such as AMEX or the NASDAQ. Our Company and its loyal shareholders will benefit even more once this occurs," Mr. Xiao concluded.

About China Organic Agriculture

China Organic Agriculture is among the largest producers of organic rice in China. CNOA controls all aspects of the process from seeds to planting and processing, R&D and sales. The Company also has an extensive sales network, located in the major cities in China.

CNOA has experienced significant growth since its inception in 2002, and is exempt from Chinese federal taxes as an agricultural company in China. CNOA has put solid plans in place to markedly expand revenues and increase shareholder value. The quality of CNOA's products results in the ability to command and receive prices 15% higher than comparables. CNOA has in excess of 6260 acres dedicated to green and organic rice. The irrigation system is fed from the Nen River, one of the last unpolluted rivers in China, and no chemicals or fertilizers are used in the process. The Company's flagship brand, ErMaPao, has won several quality awards, holds the highest organic certification and is the most popular rice brand in the country.

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http://www.trilogy-capital.com/tcp/coa.

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http://www.trilogy-capital.com/tcp/coa/quote.html.

To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/coa/factsheet.html.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of CNOA could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

China Organic Agriculture
Steve Wan, 310-441-9777
stevewan@chinaorganicagriculture.com